EXHIBIT 99.2

NEWS RELEASE – For Immediate Distribution

Body and Mind Inc. Completes Financing with Australis Capital Inc.

VANCOUVER, B.C., CANADA (February 5, 2019) – Body and Mind Inc. (CSE: BAMM, US OTC: BMMJ) (the “Company” or “BaM”) announced today that it has closed the previously announced sale of securities with Australis Capital Inc. (CSE: AUSA) (“Australis”). Australis purchased 1,768,545 Common Shares at a price of CAD $0.585 per Common Share for an aggregate purchase price of USD $777,894.

“The financing support from Australis and transaction to acquire 100 % ownership of NMG Ohio LLC will allow BaM to consolidate revenue from our Ohio operations and increase our multi-state influence,” stated Robert Hasman, director of the Company. “We are on target for opening the Clubhouse dispensary in Elyria, Ohio with our final inspection anticipated on or around February 12, 2019 and an opening date scheduled for on or around February 22, 2019.”

The securities issued by the Company have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any state securities laws, and may not be offered or sold within the United States unless registered under the U.S. Securities Act and applicable state securities laws or pursuant to an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws. This news release does not constitute an offer to sell or a solicitation of any offer to buy any securities of the Company in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The securities issued by the Company are “restricted securities” as defined under Rule 144(a)(3) of the U.S. Securities Act and will contain the appropriate restrictive legends as required under the U.S. Securities Act and National Instrument 45-102.

Neither the Canadian Securities Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information, please contact:

Michael Mills

778-389-0007

mmills@bamcannabis.com

About BaM

BaM is a publicly traded company investing in high quality medical and recreational cannabis cultivation, production and retail. Our wholly-owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licences and holds cultivation and production licenses. BaM products include dried flower, edibles, topicals, extracts as well as GPEN Gio cartridges. BaM marijuana strains have won numerous awards including the Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup. BaM continues to expand operations in Nevada, Ohio and its investment in California and is dedicated to increasing shareholder value by focusing time and resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

About Australis

Australis Capital identifies and invests in the cannabis industry predominantly in the United States, a highly-regulated, fragmented, rapidly-expanding and evolving industry. Investments may include and are not limited to equity, debt or other securities of both public and private companies, financings in exchange for royalties or other distribution streams, and control stake acquisitions. Australis Capital adheres to stringent investment criteria and will focus on significant near and mid-term high-quality opportunities with strong return potentials while maintaining a steadfast commitment to governance and community. Australis Capital’s Board and management team have material experience with, and knowledge of, the cannabis space in the U.S., extensive backgrounds in highly-regulated industries, adherence to stringent regulatory compliance, public company, and operational expertise. In addition to the Company’s expertise and strong execution on strategic M&A, which to date includes Rthm Technologies Inc., Body and Mind Inc., Quality Green Inc., and Folium Biosciences Inc., Australis has developed strategic partnerships with companies such as Wagner Dimas.

Australis’ Common shares trade on the CSE under the symbol “AUSA”.

For further information about Australis, please visit the website at ausacap.com or contact the Company by e-mail at ir@ausacap.com.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.

Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

The CSE has in no way passed upon the merits of the Financing and has neither approved nor disapproved the contents of this news release. Neither the CSE nor its Market Regulator (as that term is defined in the policies of the CSE) accepts responsibility for the adequacy or accuracy of this release.